Exhibit 1.2

                      [FORM OF SELECTED DEALER AGREEMENT]


                        MILLENNIUM BANKSHARES CORPORATION


                        1,437,500 Shares of Common Stock
                                ($5.00 par value)


                            SELECTED DEALER AGREEMENT


                                                                January 30, 2002

Ladies and Gentlemen:

         1. We have agreed to sell, as selling agent for Millennium Bankshares Corporation, a Virginia corporation (the "Company"), on a best efforts basis, up to 1,437,500 shares of the Company's common stock, par value $5.00 per share (the "Shares"). The Shares and the terms under which they are to be offered for sale are more particularly described in the Company's Prospectus, dated January 30, 2002, with respect to the Shares (the "Prospectus").

         2. The Shares are to be offered to the public by us, as selling agent for the Company, in accordance with the terms of offering set forth in the Prospectus. We have advised you by telecopy of the per share price of the Shares (the "Public Offering Price"). In consideration for assisting in the sale of the Shares, we will pay a selling commission of $____ for each Share sold by you.

         3. Except with our consent, and except as provided herein, you shall not, prior to termination of this Agreement, deal, trade, bid for, purchase, attempt to purchase, or sell, directly or indirectly, for your own account, in the open market or otherwise, or attempt to induce others to deal, trade, bid for, purchase, attempt to purchase, or sell, either before or after the sale of the Shares, and either for long or short account, any Shares or other shares of the Company's Common Stock. You shall be required to represent that you have complied with Regulation M under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, prior to completion of your participation in the distribution (as defined in Regulation M), you shall comply with Regulation M.

         4. Subject to the terms and conditions hereof, we are offering a portion of the Shares for sale to the customers of certain dealers, which are actually engaged in the investment banking or securities business and who are either (i) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") that are registered with the NASD and maintain net capital pursuant to Rule 15c3-1 under the 1934 Act of not less than $25,000 or
(ii) dealers with their principal place of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the 1934 Act, who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (such dealers through whom Shares will be sold are hereinafter called "Selected Dealers"), at the Public Offering Price. The Selected Dealers have agreed to comply with the provisions of Rule 2740 of the Conduct Rules of the NASD and, if any such dealer is a foreign dealer and not a member of the NASD, such Selected Dealer also has agreed to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though it were a member of the NASD, with Rules 2730 and 2750 of such Conduct Rules, to comply with Rule 2420 as that rule applies to non-member foreign dealers and to comply with the provisions of Rule 15c2-4 under the 1934 Act in the sale of the Shares.

         5. If you desire to purchase any of the Shares in this best efforts offering as agent for your customers, your application should reach us promptly by telephone, telegraph or telecopy at our office at McKinnon & Company, Inc., 555 Main Street, Norfolk, Virginia 23510. We reserve the right to reject subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Shares allocated to you will be confirmed, subject to the terms and conditions of this Agreement.

         6. Any Shares purchased through you shall be purchased for your customers under the terms of this Agreement only upon orders already received from subscribers for the Shares in accordance with the terms of offering set forth in the Prospectus, subject to, if applicable, the securities or blue sky laws of the various states or other jurisdictions.

         7.       [Intentionally Omitted]

         8. You agree to advise us from time to time, upon request, of the amount of Shares requested by you hereunder and remaining unsold at the time of such request and, if in our opinion such Shares shall be needed to make delivery of the Shares sold, you will, forthwith upon our request, reduce the number of Shares allocated to you in an amount equal to the number of Shares actually subscribed for by your customers.

         9. No expense shall be charged to you. A single transfer tax, if payable, upon the sale of the Shares to you on behalf of your customers will be paid when such Shares are delivered. However, you shall pay any transfer tax on sales of Shares by you and you shall pay your proportionate share of any transfer tax (other than the single transfer tax described above) in the event that any such tax shall from time to time be assessed against you and other Selected Dealers as a group or otherwise.

         10. Neither you nor any other person is or has been authorized to give any information or to make any representation in connection with the sale of the Shares other than as contained in the final Prospectus.

         11. Paragraphs 6 and 8 will terminate when we shall have determined that the public offering of the Shares has been completed and upon telegraphic notice to you of such termination, but, if not so terminated, paragraphs 6 and 8 will terminate at the close of business on the 30th calendar day after the date hereof; provided, however, that we shall have the right to extend such provision for a further period or periods, not exceeding 30 calendar days in the aggregate, upon telegraphic notice to you.



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

         12. On becoming a Selected Dealer, and in offering and selling the Shares, you agree to comply with any applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1934 Act. You confirm that you are familiar with (i) Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and (ii) Rule 15c2-4 under the 1934 Act and confirm that you have complied with and will comply with such rules. You confirm also that you are familiar with Release No. 4968 of the Securities and Exchange Commission under the 1933 Act and that you have complied and will comply with the requirements therein relating to the distribution of copies of the preliminary Prospectus relating to the Shares. You confirm that you are registered with the NASD and maintain net capital pursuant to Rule 15c3-1 under the 1934 Act of not less than $25,000.

         13. We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the rules and regulations thereunder.

         14. Upon request and if applicable, you will be informed as to the states and other jurisdictions in which we have been advised that the Shares are qualified for sale under the respective securities or blue sky laws of such states and other jurisdictions, but we do not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Shares in any state or other jurisdiction or as to the eligibility of the Shares for sale therein.

         15. You are not authorized to act as our agent or agent of the Company or otherwise to act on our behalf or on behalf of the Company in offering or selling the Shares to the public or otherwise or to furnish any information or make any representation except as contained in the Prospectus.

         16. Nothing will constitute the Selected Dealers an association or other separate entity or partners with us, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of value, validity or form of the Shares, of the delivery of the certificates representing the Shares, or the performance by anyone of any agreement on its part, or the qualification of the Shares for sale under the laws of any jurisdiction (if applicable), or for or in respect of any other matter relating to this Agreement, except for the lack of good faith and for obligations expressly assumed by us in this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

         17. The closing will be on February 5, 2002 (the "Settlement Date"), ex-clearing, delivery versus payment, versus our clearing agent, Penson Financial Services, Inc. (DTC: 0234). You will submit orders to purchase Shares for which you have previously received indications of interest from your customers. You will send confirmations of the orders to such customers on the next business day after the trade date and will debit the account of such customers on the third business day after the trade date. Customers who authorize you to debit their brokerage accounts are required to have funds in the amount of the aggregate purchase price of the Shares ordered in their account on, but not before, the Settlement Date and, after debiting such accounts on the Settlement Date, you will remit funds, net of the selling



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commission,  on the  Settlement  Date in  accordance  with the  other  terms and provisions of this Agreement.

         18. Notices to us should be addressed to us at the office of McKinnon & Company, Inc., 555 Main Street, Suite 1212, Norfolk, Virginia 23510. Notices to you shall be deemed to have been duly given if telegraphed or mailed to you at the address to which this letter is addressed.

         19.      This   Agreement   shall  be  governed  by  and  construed  in
accordance with the laws of the Commonwealth of Virginia without giving effect to the choice of law or conflicts of law principles thereof.

         20. If you desire to reserve any Shares for purchase by your customers, please confirm your application by signing and returning to us your confirmation on the duplicate copy of this letter enclosed herewith, even though you may have previously advised us thereof by telephone, telegraph or telecopy.

                                         Very truly yours,

                                         McKINNON & COMPANY, INC.



                                         By:
                                             -----------------------------------
                                             William J. McKinnon, Jr., President












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



                                                               ________ __, 2002


McKinnon & Company, Inc.
555 Main Street, Suite 1212
Norfolk, Virginia 23510

Attention:  William J. McKinnon, Jr.

         We hereby request an allocation of __________ shares of Common Stock of Millennium Bankshares Corporation for purchase by our customers in accordance with the terms and conditions stated in the foregoing letter. We hereby acknowledge receipt of the Prospectus referred to in the first paragraph thereof relating to such shares of Common Stock. We further state that we have relied upon such Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") that is registered with the NASD and maintains net capital pursuant to Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of not less than $25,000, or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the 1934 Act, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. We hereby agree to comply with the provisions of Rule 2740 of the Conduct Rules of the NASD and, if we are a foreign dealer and not a member of the NASD, we also agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though we were a member of the NASD, with the provisions of Rules 2730 and 2750 of the Conduct Rules of the NASD, and to comply with Rule 2420 thereof as that Rule applies to non-member foreign dealers. We also hereby confirm that we have complied and will comply with Rules 15c2-4, 15c2-8, and Regulation M under the 1934 Act.


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                                     (Name of Firm)


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                                     Title:
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                                     Address:
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